Exhibit 99.(k)(i)

                         ESCROW AGENCY SERVICE AGREEMENT


       AGREEMENT, made as of January __, 2003, by and between IVY LONG/SHORT HEDGE FUND LLC, a limited liability company organized and existing under the laws of the State of Delaware having its principal office at _____________________ (hereinafter referred to as "Customer"), and THE BANK OF NEW YORK, a New York banking company having its principal office and place of business at __________________________ (hereinafter referred to as the "Bank").



                              W I T N E S S E T H:

That for and in consideration of the mutual promises hereinafter set forth, the parties hereto covenant and agree as follows:

1.     Terms of Appointment; Duties of the Bank

       1.1 Subject to the terms and conditions set forth in this Agreement, the Customer, on behalf of the Fund(s), hereby employs and appoints the Bank to act as, and the Bank agrees to act as the Fund's Escrow Agent whereby the Bank shall hold in escrow and shall distribute "Escrow Property" (as defined herein) in accordance with and subject to the following terms and conditions. "Escrow Property" is referred to herein as funds received by the Bank as Escrow Agent from Investors, plus any interest earned thereon, less any interst distributed in accordance with this Agreement;

       1.2    The Bank agrees that it will perform the following services:

              (a) In accordance with the terms and conditions of the Fund Agreement, attached hereto as Exhibit A, the Bank shall:

                    (i) Communicate and confirm with the Transfer Agent and/or Subscription Desk in regard to funds to be held as Escrow Property until Trade Date of the Fund;

                     (ii) Invest Escrow Property in BNY Deposit Reserve as necessary, and distribute interest earned to respective Investors, accordingly;

                     (iii) Prepare confirmations, including an escrow account transaction statement, for issuance to Investors, Distribution Agents and applicable third parties;

                     (iv) Arrange for the transmittal of monies received for purchasing Shares of the Fund, from the Escrow Account to the custody account established by Customer with The Bank of New York under that certain Custody Agreement dated February __, 2003 on Trade Date;

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                     (v)    Prepare and deliver  tax-reporting  documentation to
Shareholders in accordance with Internal Revenue Service guidelines. This includes the reporting of income with respect to that earned on investment in BNY Deposit Reserves;

                     (vi) Maintain all pertinent documentation accumulated in the execution of its duties hereunder as the Bank may deem expedient, other than those which the Bank is itself required to maintain pursuant to applicable laws and regulations;

                     (vii) Unless otherwise instructed by Customer, deliver Escrow Property, less distributed interest, to the Custody Account the Trade Date next succeeding receipt of such Escrow Property;

              (b) Capitalized terms used in paragraph 1 and not defined herein shall have the respective meanings given in the Fund Agreement.

2.     TERMS AND CONDITIONS:

       2.1 The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among any or all of Customer and any Investor, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Service Agreement) from any Customer or any entity acting on its behalf. The Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

       2.2 This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

       2.3 If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

       2.4 (a) The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part.

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In no event shall the Escrow Agent be liable (i) for acting in  accordance  with or relying upon any instruction, notice, demand, certificate or document from Customer or any entity acting on behalf of Customer, (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, correspondents, designees, sub-agents or sub-custodians, or (iv) for an amount in excess of the value of the Escrow Property, valued as of the date of deposit.

              (b) If any fees, expenses or costs incurred by, or any obligations owed to, the Escrow Agent hereunder are not promptly paid when due, the Escrow Agent may reimburse itself therefor from the Escrow Property and may sell, convey or otherwise dispose of any Escrow Property for such purpose.

              (c) The Escrow Agent may consult with legal counsel at the expense of Customer as to any matter relating to this Escrow Service Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

              (d) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

       2.5 Unless otherwise specifically set forth herein, the Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. All such collections shall be subject to the Escrow Agent's usual collection practices or terms regarding items received by the Escrow Agent for deposit or collection. The Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.

       2.6 The Escrow Agent shall provide to Customer and each Investor monthly statements identifying transactions, transfers or holdings of the Escrow Property and each such statement shall be deemed to be correct and final upon receipt thereof by the Customer and Investor unless the Escrow Agent is notified in writing to the contrary within thirty (30) business days of the date of such statement.

       2.7 The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

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       2.8    Notices,  instructions or other communications shall be in writing and shall be given to the address as designated by the Escrow Agent. Notices to the Escrow Agent shall be deemed to be given when actually received by the Escrow Agent in proper order. The Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by the Customer or by a person or persons authorized by the Customer. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next day on which the Escrow Agent is open for business.

       2.9 The Customer shall be liable for and shall reimburse and indemnify the Escrow Agent and hold the Escrow Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys' fees and expenses) (collectively, "Losses") arising from or in connection with or related to this Escrow Service Agreement or being the Escrow Agent hereunder (including but not limited to Losses incurred by the Escrow Agent in connection with its successful defense, in whole or in part, of any claim of gross negligence or willful misconduct on its part), provided, however, that nothing contained herein shall require the Escrow Agent to be indemnified for Losses caused by its gross negligence or willful misconduct.

       2.10 (a) The Customer may remove the Escrow Agent at any time by giving to the Escrow Agent thirty (30) calendar days' prior notice in writing signed by all Customer. The Escrow Agent may resign at any time by giving to the Customer fifteen (15) calendar days' prior written notice thereof.

              (b) Within ten (10) calendar days after giving the foregoing notice of removal to the Escrow Agent or receiving the foregoing notice of resignation from the Escrow Agent, Customer shall agree on and appoint a successor Escrow Agent. If a successor Escrow Agent has not accepted such appointment by the end of such 10-day period, the Escrow Agent may, in its sole discretion, deliver the Escrow Property to the Customer or may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by, and be deemed an obligation of, the Customer.

              (c) Upon receipt of the identity of the successor Escrow Agent, the Escrow Agent shall either deliver the Escrow Property then held hereunder to the successor Escrow Agent, less Escrow Agent's fees, costs and expenses or other obligations owed to the Escrow Agent, or hold such Escrow Property (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid.

              (d) Upon delivery of the Escrow Property to the successor Escrow Agent, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

       2.11 (a) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than retain

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possession  of the Escrow  Property,  unless the Escrow Agent  receives  written instructions, signed by all Customer, which eliminates such ambiguity or uncertainty.

              (b) In the event of any dispute between or conflicting claims by or among Customer and/or any other person or entity with respect to any Escrow Property, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to Customer for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed an obligation of Customer.

       2.12 This Agreement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York. Customer hereby submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in courts located within the City and State of New York or elsewhere as the Escrow Agent may select. Customer hereby waives the right to trial by jury and to assert counterclaims in any such proceedings. To the extent that in any jurisdiction Customer may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each hereby irrevocably agrees not to claim, and hereby waives, such immunity. Customer waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.

       2.13 Except as otherwise permitted herein, this Escrow Service Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

       2.14 The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

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       2.15   Customer  hereby  represents  and  warrants  (a) that this  Escrow
Service Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Escrow Service Agreement by the Custoemr do not and will not violate any applicable law or regulation.

       2.16 The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be enforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

       2.17 This Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.

       2.18 This Agreement shall terminate upon the distribution of all Escrow Property from the Account. The provisions of these Terms and Conditions shall survive termination of this Escrow Service Agreement and/or the resignation or removal of the Escrow Agent.

       2.19 No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "The Bank of New York" by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of the Escrow Agent.

       2.20 The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

       2.21 This Escrow Service Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

       2.22 The Escrow Agent does not have any interest in the Escrowed Property held hereunder but is serving as escrow holder only and having only possession thereof. Customer shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrowed Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds, which are a part of the Escrowed Property and is not responsible for any other reporting.

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       2.23   The  provisions  of the  Distribution  of the Escrow  Property and
paragraphs 2.9 and 2.22 shall survive the termination of this Escrow Service Agreement or the resignation or removal of the Escrow Agent.

       IN WITNESS WHEREOF, each of the parties have caused this Escrow Service Agreement to be executed by a duly authorized officer as of the day and year first written above.


                                      ----------------------------------------
                                      IVY LONG/SHORT HEDGE FUND LLC


                                      ----------------------------------------
                                      Name:
                                      Title:


                                      THE BANK OF NEW YORK,
                                      as Escrow Agent


                                      By:
                                           -----------------------------------
                                           Name:
                                           Title:



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